UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2013

Century Aluminum Company
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34474	13-3070826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One S. Wacker Drive Suite 1000 Chicago, Illinois (Address of Principal Executive Offices)	60606 (Zip Code)
(831) 642-9300
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On June 4, 2013, the Company completed its previously announced offering of $250 million aggregate principal amount of 7.500% Senior Secured Notes due 2021 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of June 4, 2013 (the “Indenture”), by and among the Company, the guarantor subsidiaries of the Company named therein (the “Guarantors”) and Wilmington Trust, National Association, as trustee and noteholder collateral agent (“Wilmington”). The Notes were offered in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.
Interest on the Notes will accrue at the rate of 7.500% per annum and will be payable semiannually in arrears on June 1 and December 1 of each year, commencing on December 1, 2013. The Company will make each interest payment to the holders of record of the Notes on the immediately preceding May 15 and November 15.
The Notes are guaranteed by all of the Company's domestic restricted subsidiaries (subject to certain exceptions) and its obligations under the Notes are secured (subject to certain exceptions and permitted liens) by a second priority lien on substantially all of the Company's and the Guarantors' assets (other than accounts, deposit accounts and controlled investment accounts, inventory, and certain related assets and any proceeds of the foregoing, which secure the indebtedness under the Company's credit agreement (the “ABL Collateral”) and certain other excluded property, including the Company's interest in the Mt. Holly facility). The Notes rank equally in right of payment with all of the Company's existing and future senior indebtedness, effectively senior to all of the Company's unsecured indebtedness to the extent of the value of the collateral, senior to all of the Company's existing and future subordinated indebtedness and effectively junior to the Company's obligations under its credit agreement to the extent of the value of the ABL Collateral, which is not pledged to secure the Notes and the related guarantees. If the Company is unable to make payments on the Notes when they are due, each Guarantor is obligated to make such payments. None of the Company's foreign subsidiaries are or will be required to guarantee the Notes.
The Company and the other grantors named therein entered into (i) a Second Lien Pledge and Security Agreement, dated as of June 4, 2013, with Wilmington (the “Security Agreement”), and (ii) a Collateral Agency Agreement, dated as of June 4, 2013 with Wilmington (the “Collateral Agreement”). The Security Agreement and the Collateral Agreement contain the terms and conditions of the security interest granted in connection with the Notes and the related guarantees.
The Company may redeem any of the Notes, in whole or in part, before June 1, 2016 at a redemption price equal to 100% of the principal amount being redeemed plus a make-whole premium, and beginning on June 1, 2016 at the following redemption prices, in each case, plus accrued and unpaid interest thereon to the redemption date:

Year	Percentage
2016	105.625%
2017	103.750%
2018	101.875%
2019 and thereafter	100.000%

In addition, before June 1, 2016, the Company may redeem up to 35% of the aggregate principal amount of Notes originally issued (calculated after giving effect to any additional Notes) with the proceeds of certain equity offerings at 107.500% of their principal amount plus accrued and unpaid interest thereon to the redemption date.
If the Company sells certain assets and does not apply the proceeds as required under the Indenture or experiences specific kinds of changes of control, the Company must offer to repurchase the Notes from holders at the prices set forth in the Indenture.
The Indenture contains covenants that, among other things, limit the Company's ability and the ability of any of the Guarantors to (i) borrow money, (ii) pay dividends, redeem or repurchase its capital stock, (iii) make investments, (iv) sell assets, (v) create restrictions on the payment of dividends or other amounts to the Company from the Guarantors, (vi) enter into transactions with affiliates, (vii) enter into sale and lease back transactions, (viii) create liens and (ix) consolidate, merge or sell all or substantially all of its assets. In addition, the Indenture requires, among other things, the Company to provide reports to holders of the Notes. These covenants are subject to a number of exceptions, limitations and qualifications set forth in the Indenture.
Upon the occurrence of the events of default set forth in the Indenture, Wilmington or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare all the Notes to be due and payable immediately. Upon the occurrence of certain bankruptcy or insolvency events affecting the Company or certain of its subsidiaries, all outstanding Notes will become due and payable immediately without further action or notice on the part of Wilmington or any holder of the Notes.

The foregoing descriptions of the Indenture, the Security Agreement and the Collateral Agreement in this Current Report on Form 8-K is a summary only and is qualified in its entirety by the terms of the Indenture, the Security Agreement and the Collateral Agreement, copies of which are attached hereto as Exhibits 4.1, 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 1.02. Termination of a Material Agreement.

As previously announced, as of 5:00 p.m., New York City time, on June 3, 2013 (the “Consent Expiration Date”), the Company had received tenders and consents from holders of 92.18% of its $249,603,550 outstanding aggregate principal amount of 8% Senior Secured Notes due 2014 (the “Existing Notes”) in connection with its previously announced tender offer and consent solicitation for the Existing Notes, which commenced on May 20, 2013. On June 4, 2013, the Company accepted all Existing Notes tendered on or before the Consent Expiration Date and used a portion of the proceeds from the offering of the Notes described above to pay the total consideration amount to all holders of such Existing Notes. A copy of the press release issued on June 4, 2013 announcing the results of the tender offer and consent solicitation for the Existing Notes as of the Consent Expiration Date is attached hereto as Exhibit 99.2 and is incorporated by reference herein. The tender offer will expire at 11:59 p.m., New York City time, on June 17, 2013, unless extended.

On June 4, 2013, the Company notified the holders of the un-tendered Existing Notes that the Company elected to redeem all such remaining Existing Notes on July 5, 2013, in accordance with the indenture governing the Existing Notes. Using the remaining proceeds from the offering of the Notes described above, together with other available cash, the Company irrevocably deposited with Wilmington Trust Company, as trustee under the indenture governing the Existing Notes, sufficient funds to fund the redemption of the remaining Existing Notes on July 5, 2013. As a result, the Company's and the guarantors' obligations under the indenture governing the Existing Notes have been discharged.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein in its entirety.

Item 9.01. Financial Statements and Exhibits.
(d)      Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of June 4, 2013, by and among Century Aluminum Company, the Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee and noteholder collateral agent.
4.2	Form of 7.500% Senior Notes due 2021 (included as Exhibit A to the Indenture filed as Exhibit 4.1).
10.1
Second Lien Pledge and Security Agreement, dated as of June 4, 2013, by and among Century Aluminum Company, the other Grantors (as defined therein) and Wilmington Trust, National Association, as collateral agent.

10.2
Collateral Agency Agreement, dated as of June 4, 2013, by and among Century Aluminum Company, the other Grantors (as defined therein) and Wilmington Trust, National Association, as trustee and collateral agent.

99.1	Press Release dated June 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	June 10, 2013	By:	/s/ Jesse E. Gary
			Name: Title:	Jesse E. Gary Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
4.1	Indenture, dated as of June 4, 2013, by and among Century Aluminum Company, the Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee and noteholder collateral agent.
4.2	Form of 7.500% Senior Notes due 2021 (included as Exhibit A to the Indenture filed as Exhibit 4.1).
10.1
Second Lien Pledge and Security Agreement, dated as of June 4, 2013, by and among Century Aluminum Company, the other Grantors (as defined therein) and Wilmington Trust, National Association, as collateral agent.

10.2
Collateral Agency Agreement, dated as of June 4, 2013, by and among Century Aluminum Company, the other Grantors (as defined therein) and Wilmington Trust, National Association, as trustee and collateral agent.

99.1	Press Release dated June 4, 2013.